EXHIBIT 99.1

901 Lakeshore Drive, • Lake Charles, LA 70601 Phone: 337.436.9000 www.usunwired.com

Contact:    Ed Moise, Investor Relations

(337) 310-3500

US UNWIRED ANNOUNCES EXPIRATION OF OFFER TO EXCHANGE

EXISTING 13.375% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009

FOR CASH AND NEW SENIOR NOTES

LAKE CHARLES, LA (June 24, 2003)—US Unwired Inc. (OTCBB: UNWR) today announced its offer to exchange its existing 13.375% Senior Subordinated Discount Notes due November 1, 2009 (the “Existing Notes”) and its solicitation of consents (the “Consent Solicitation”) to certain amendments to the indenture governing the Existing Notes expired yesterday, June 23, 2003, at 5:00 p.m., New York City time. Certain conditions to the Exchange Offer and Consent Solicitation set forth in the Confidential Offering Memorandum and Consent Solicitation Statement dated May 15, 2003 relating to the Exchange Offer and the Consent Solicitation were not satisfied as of the expiration time. Accordingly, none of the Existing Notes tendered in the Exchange Offer and Consent Solicitation will be accepted for exchange and any Existing Notes tendered in the Exchange Offer and Consent Solicitation will be promptly returned to the holders of such Existing Notes.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 500,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1 and 7 of US Unwired’s Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission. US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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